China Green Agriculture, Inc. Reports the Financial Results for the Third Quarter of Fiscal Year 2014,

Provides Guidance of Revenue and Net Income for the Fourth Quarter of Fiscal Year 2014, and Updates Guidance

of Revenue and Net Income for Fiscal Year 2014

XI'AN, China, May 12, 2014 /PRNewswire-Asia-FirstCall/ --

•	Third Quarter of FY 2014 net sales increased 6.7% to $70.3 million; net income decreased 46.2% to $7.2 million with EPS of $0.23.

•	The Company Provided Fourth Quarter of Fiscal Year 2014 Guidance Range: Revenue, Net Income and EPS of between $60 million and $70 million, $6 million and $7 million, and $0.19 and $ 0.22 based on 31.8 million numbers of fully diluted shares, respectively.

•	The Company Updated Guidance Range of Fiscal Year 2014 as the following: Revenue, Net Income and EPS of between $220 million and $230 million, $27 million and $28 million, and $0.85 and $0.88 based on 31.8 million numbers of fully diluted shares, respectively.

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a company mainly produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its subsidiaries in China, today announced its financial results for the quarter of ended March 31, 2014.

Financial Summary

Third Quarter 2014 Results (USD)

(three months ended March 31, 2014)

	Q3 FY2014	Q3 FY2013	CHANGE (%)
Net Sales	$70.3 million	$65.9 million	6.7%
Gross Profit	$26.2 million	$21.7 million	20.3%
Net Income	$7.2 million	$13.4 million	(46.2)%
EPS (Diluted)	$0.23	$0.48	(52.8)%
Weighted Average Shares Outstanding (Diluted)	$31.8 million	$27.9 million	13.9%

(nine months ended March 31, 2014)

	Q3 FY2014	Q3FY2013	CHANGE (%)
Net Sales	$161.2 million	$147.1 million	9.6%
Gross Profit	$67.5 million	$54.9 million	23.0%
Net Income	$21.3 million	$30.5 million	(30.3)%
EPS (Diluted)	$0.68	$1.10	(38.2)%
Weighted Average Shares Outstanding (Diluted)	$31.2 million	$27.7 million	12.7%

“We are very pleased with our performance of business operation, generating $7.2 million net income in the third quarter ended March 31, 2014," said Mr. Li Tao, Chairman and Chief Executive Officer of China Green Agriculture." Looking ahead to the fourth quarter of fiscal year 2014, we expect net sales of $60 to $70 million, net income of $6 to $7 million, and EPS of $0.19 to $0.22 based on 31.8 million fully diluted weighted average shares outstanding for the fourth quarter ended June 30, 2014. We are confident in achieving our target for the fourth quarter of fiscal year 2014. "

Third Quarter of FY2014 Results of Operations

The Third Three Months of FY2014 Results of Operations

Total net sales for the three months ended March 31, 2014 were $70,295,981, an increase of $4,423,448, or 6.7%, from $65,872,533 for the three months ended March 31, 2013. This increase was due to an increase in Gufeng’s and Jinong’s net sales.

For the three months ended March 31, 2014, Jinong’s net sales increased $3,158,650, or 11.7%, to $30,210,579 from $27,051,929 for the three months ended March 31, 2013. This increase was mainly attributable to the greater sales of humic acid fertilizer products including our liquid and powder fertilizers with a higher unit price during this period as a result of our increased distributors and the aggressive marketing strategy.

For the three months ended March 31, 2014, net sales at Gufeng were $39,080,111, an increase of $1,389,349, or 3.7% from $37,690,762 for the three months ended March 31, 2013. The increase was mainly attributable to Gufeng’s expanded marketing promotion strategy during the last three months.

For the three months ended March 31, 2014, Yuxing’s net sales were $1,005,291, a decrease of $124,551 or 11.0%, from $1,129,842 during the three months ended March 31, 2013. The decrease was mainly attributable to reduced procurement demand from the government during the last three months.

Total cost of goods sold for the three months ended March 31, 2014 was $44,135,266, an increase of $8,438, from $44,126,828 for the three months ended March 31, 2013. The increase was not significant.

Cost of goods sold by Jinong for the three months ended March 31, 2014 was $12,174,848, a decrease of $327,938, or 2.6%, from $12,502,786 for the three months ended March 31, 2013. The decrease was primarily attributable to slightly lower product costs.

Cost of goods sold by Gufeng for the three months ended March 31, 2014 was $31,258,885, an increase of $414,229, or 1.3%, from $30,844,656 for the three months ended March 31, 2013. The increase was proportional to Gufeng’s sales increase for the three months ended March 31, 2014.

For three months ended March 31, 2014, cost of goods sold by Yuxing was $701,533, a decrease of $77,853, or 10.0%, from $779,386 for the three months ended March 31, 2013. The decrease was proportional to Yuxing’s decreased sales for the three months ended March 31, 2014.

Total gross profit for the three months ended March 31, 2014 increased by $4,415,010 to $26,160,715, as compared to $21,745,705 for the three months ended March 31, 2013. Gross profit margin was approximately 37.2% and 33.0% for the three months ended March 31, 2014 and 2013, respectively.

Gross profit generated by Jinong increased by $3,486,588, or 24.0%, to $18,035,731 for the three months ended March 31, 2014 from $14,549,143 for the three months ended March 31, 2013. Gross profit margin from Jinong’s sales was approximately 59.7% and 53.8% for the three months ended March 31, 2014 and 2013, respectively. The increase in gross profit margin was mainly due to the increased weight for higher-margin products sales in Jinong’s total sales.

For the three months ended March 31, 2014, gross profit generated by Gufeng was $7,821,226, an increase of $975,120, or 14.2%, from $6,846,106 for the three months ended March 31, 2013. Gross profit margin from Gufeng’s sales was approximately 20.0% and 18.2% for the three months ended March 31, 2014 and 2013, respectively. The increase in gross profit margin was mainly due to the decrease in raw material and the increased in weight for higher-margin products sales in Gufeng’s total sales.

For the three months ended March 31, 2014, gross profit generated by Yuxing was $303,758, a decrease of $46,698, or 13.3% from $350,456 for the three months ended March 31, 2013.  The gross profit margin was approximately 30.2% and 31.0% for the three months ended March 31, 2014 and 2013, respectively. The decrease in gross profit percentage was not significant.

Our selling expenses consisted primarily of salaries of amortization of our deferred assets, sales personnel, advertising and promotion expenses, freight-out costs and related compensation. Selling expenses were $11,120,692, or 15.8%, of net sales for the three months ended March 31, 2014, as compared to $3,872,492 or 5.9% of net sales for the three months ended March 31, 2013, an increase of $7,248,200, or 187.2%. The selling expenses of Gufeng were $518,401 or 1.3% of Gufeng’s net sales for the three months ended March 31, 2014, as compared to $503,932, or 1.3% of Gufeng’s net sales for the three months ended March 31, 2013. The selling expenses of Jinong for the three months ended March 31, 2014 were $10,589,460, or 35.1% of Jinong’s net sales, as compared to selling expenses of $3,353,575, or 12.4% of Jinong’s net sales for the three months ended March 31, 2013. Most of this increase in Jinong’s selling expenses was due to the amortization of $1,528,996 of the deferred assets related to assisting the distributors in certain marketing efforts and developing standard stores to expand our competitive advantage and market shares.

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation and travel expenses incurred by our general and administrative departments and legal and professional expenses including expenses incurred and accrued for certain litigations. General and administrative expenses were $3,463,127, or 4.9% of net sales for the three months ended March 31, 2014, as compared to $1,348,802, or 2.0%, of net sales for the three months ended March 31, 2013, an increase of $2,114,325, or 156.8%.  The increase in general and administrative expenses was mainly due to the related expense in the stock compensation awarded to the employees for fiscal year 2013.

Net income for the three months ended March 31, 2014 was $7,209,131, a decrease of $6,201,528, or 46.2%, compared to $13,410,659 for the three months ended March 31, 2013. The decrease was attributable to the increase in selling expenses and the impairment charge related to the write down of assets held for sale. Net income as a percentage of total net sales was approximately 10.3% and 20.4 % for the three months ended March 31, 2014 and 2013, respectively.

The First Nine Months of FY2014 Results of Operations

Total net sales for the nine months ended March 31, 2014 were $161,233,929, an increase of $14,117,664 or 9.6%, from $147,116,265 for the nine months ended March 31, 2013. This increase was largely due to the increase in Jinong’s and Gufeng’s net sales.

For the nine months ended March 31, 2014, Jinong’s net sales increased $10,403,447, or 13.4%, to $88,261,203 from $77,857,756 for the nine months ended March 31, 2013. This increase was mainly attributable to the greater sales of humic acid fertilizer products including our liquid and powder fertilizers during this period as a result of our increased distributors and certain marketing efforts.

For the nine months ended March 31, 2014, net sales at Gufeng were $70,318,209, an increase of $3,705,623, or 5.6%, from $66,612,586 for the nine months ended March 31, 2013. The increase was mainly attributable to Gufeng’s expanded marketing promotion strategy.

For the nine months ended March 31, 2014, Yuxing’s net sales were $2,654,517, an increase of $8,594, or 0.3%, from $2,645,923 during the nine months ended March 31, 2013. The increase was not significant.

Total cost of goods sold for the nine months ended March 31, 2014 was $93,752,011, an increase of $1,508,357, or 1.6%, from $92,243,654 for the nine months ended March 31, 2013. This increase was not significant.

Cost of goods sold by Jinong for the nine months ended March 31, 2014 was $37,013,941, an increase of $1,019,247, or 2.8%, from $35,994,694 for the nine months ended March 31, 2013. The increase was primarily attributable to the increase in sales offset by lower product costs.

Cost of goods sold by Gufeng for the nine months ended March 31, 2014 was $54,759,629, an increase of $420,464, or 0.77%, from $54,339,165 for the nine months ended March 31, 2013. The increase was primarily due to the increase in Gufeng’s fertilizer sales offset by slightly lower raw material cost and manufacturing costs.

For nine months ended March 31, 2014, cost of goods sold by Yuxing was $1,978,441, an increase of $68,646, or 3.6%, from $1,909,795 for the nine months ended March 31, 2013. The increase was mainly due to the increased raw material costs and labor costs during the nine months ended March 31, 2014.

Net income for the nine months ended March 31, 2014 was $21,263,325, a decrease of $9,250,062 or 30.3%, compared to $30,513,387 for the nine months ended March 31, 2013. The decrease was attributable to the increase in selling expenses and the impairment charge related to the write down of Jintai’s assets held for sale. Net income as a percentage of total net sales was approximately 13.2% and 20.7 % for the nine months ended March 31, 2014 and 2013, respectively.

Financial Condition

As of March 31, 2014, cash and cash equivalents were $23.9 million, a decrease of $51.1 million, or 68.2%, from $75.0 as of June 30, 2013.The decrease in cash and cash equivalents was due to the incurrence of a deferred asset of $59.3 million as of March 31, 2014. The Net cash provided by financing activities was $13.2 million for the nine months ended March 31, 2014, an increase of $10.3 million, or 348.8% from $2.9 million which was used in financing activities for the same period in 2013. The increase was mainly attributable to the short-term loans borrowed by Gufeng from its local banks. Company had $ 28.9 million in short-term loans as of March 31, 2014, an increase of $12.8 million, as compared to $16.1 million in short-term loans as of June 30, 2013. Net accounts receivable stood at $ 87.4 million as of March 31, 2014, an increase of $2.1 million, as compared to $85.3 million as of June 30, 2013.

Fourth Quarter Fiscal Year 2014 and Updated Fiscal Year 2014 Guidance

“For the fourth quarter ending June 30, 2014, management expects net sales of $60 to $70million, net income of $6 to $7 million, and EPS of $0.19 to $0.22 based on 31.8 million fully diluted shares. For the fiscal year ended June 30, 2014, management expects net sales of $220 million to $230 million, net income of $27 million to $28 million, and an EPS of $0.85 to $0.88 based on 31.8 million fully diluted shares.

Conference Call

The Company will hold a conference call at 8:00 a.m. ET on Monday, May 12, 2014. Any interested participants are welcome to join in the call by following the dial-in details as set out below. When prompted by the operator, please indicate "China Green Agriculture's Third Quarter Fiscal Year 2014 Financial Results" to join the call.

CGA Third Quarter Fiscal Year

Event:	2014 Conference Call

Date:	May 12, 2014

Time:	8:00a.m. ET

US Dial In:	1- 877-407-8033

Int'l Dial In:	1- 201-689-8033

The call is being webcast by PrecisionIR and can be accessed at China Green Agriculture's website at http://www.investorcalendar.com/IC/CEPage.asp?ID=172754. Investors can also access the webcast at www.InvestorCalendar.com.A replay of the call will remain available through June 12, 2014 at 11:59 PM.

To access the replay, please dial any of the following numbers:

USA(Toll Free):	1-877-660-6853

International:	1-201-612-7415

Conference ID	13582454

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Jinong, Gufeng and a variable interest entity, Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 123 different kinds of fertilizer products as of March 31, 2014, all of which are certified by the government of the People's Republic of China (the "PRC") as Green Food Production Materials, as stated by the China Green Food Development Center. Jinong currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 27 provinces, four autonomous regions, and three central-government-controlled municipalities in the PRC. Jinong had 891 distributors in the PRC as of March 31, 2014. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., are Beijing-based producers of compound fertilizers, blended fertilizers, organic compound fertilizers, and mixed organic-inorganic compound fertilizers. As of March 31, 2014, Gufeng produced and sold 323 different kinds of fertilizer products, and had 252 distributors in the PRC. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.

Mr. Fang Wang (English and Chinese)

Tel: +86-18392112022

Email: wangfang@cgagri.com

SOURCE: China Green Agriculture, Inc.